Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CHEROKEE INC.

WARRANT TO PURCHASE 120,000 SHARES

OF COMMON STOCK

THIS CERTIFIES THAT, for value received, Carolina Footwear Group LLC, a New York limited liability company (“Licensee”), is entitled to subscribe for and purchase up to 120,000 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the “Shares”) of Cherokee Inc., a Delaware corporation (the “Company”), at the price per share equal to the closing sales price of the Common Stock on the NASDAQ Global Select Market on the Date of Grant (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Common Stock” shall mean the Company’s Common Stock, $0.02 par value per share,  or any stock into or for which such Common Stock may hereafter be converted or exchanged prior to or concurrent with the exercise of this Warrant. As used herein, (a) the term “Date of Grant” shall mean November 28, 2016, and (b) the term “Other Warrants” shall mean any warrant issued upon transfer or partial exercise of this Warrant or issued in respect of this Warrant pursuant to Section 4 hereof.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

This Warrant is being issued pursuant to a License Agreement, dated as of December 7, 2016 (the “License Agreement”) between Hi-Tec Sports International Holdings BV and Licensee.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the License Agreement.

1. Exercisability.

(a) Vesting of Shares.  This Warrant shall vest and become exercisable in 20,000 share increments on each of the first five anniversaries of the Date of Grant; provided that such vesting and exercisability shall be conditioned upon the closing of the transactions contemplated by each of (x) the Asset Purchase Agreement, dated on or about the Date of Grant, by and among

Hi-Tec Sports USA, Inc., Irene Acquisition Company B.V. (“Irene”), the Company, and Licensee and (y) the Asset Purchase Agreement, dated on or about the Date of Grant, by and among Hi-Tec Sports (Canada) Ltd.,  Irene, the Company, and Licensee; provided further that, with respect to the vesting of any individual Tranche, the License Agreement remains in full force and effect on the applicable anniversary/vesting date.  In addition, 20,000 Shares shall become vested and exercisable on the date (if any) on which the License Agreement is renewed in accordance with the renewal provisions of the License Agreement.  Each 20,000 Share increment is referred to herein as a “Tranche”.  In connection with (i) the sale of all of the equity interests of the Company, (ii) the sale of all or substantially all of the assets of the Company or (iii) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring corporation), all unvested Tranches shall vest immediately prior to the consummation of any such sale or merger if the License Agreement remains in effect on the effective date of such sale or merger.  In addition, upon the termination of the License Agreement other than pursuant to Section 8.1(a) of the License Agreement or the natural expiration of its term, all unvested Tranches shall vest immediately.

(b) Exercise Period.  This Warrant shall be exercisable with respect to each Tranche for a period of five (5) years from the date on which such Tranche becomes vested pursuant to Section 1(a). If this Warrant is not exercised with respect to any Tranche within such five (5) year period, the Shares in such Tranche shall no longer be exercisable.

2. Exercise of Warrant; Method of Exercise; Payment.  (a) Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased.  The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as practicable and, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

(b)        In lieu of exercising this Warrant pursuant to Section 2(a) above, the holder may elect to receive, without the payment by the holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company (together with a duly executed subscription in the form attached), in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

  X =  Y (A-B)

A

Where:  X =  The number of Shares to be issued to the holder pursuant to this net exercise;

Y =  The number of Shares in respect of which the net issue election is made;

A =  The fair market value of one Share at the time the net issue election is made;

B =  The Warrant Price (as adjusted to the date of the net issuance).

For purposes of this Warrant, the “fair market value” of one Share as of a particular date shall be determined as follows:  (i) if traded on a securities exchange or through an interdealer quotation system such as the OTC Bulletin Board, the value shall be deemed to be the average of the closing sale prices of the Common Stock on such exchange or quotation system over the ten (10) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing sale price over the ten (10) day period ending three (3) days prior to the net exercise.  If there is no reported sale price for the Common Stock, the fair market value of the Common Stock shall be the value as determined in good faith by the Board of Directors of the Company.

3. Covenants as to Shares.  The Company covenants that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the then effective Warrant Price per share of Common Stock issuable upon exercise of this Warrant.  If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, use its best efforts to list and keep listed on such exchange or quotation system, upon official notice of issuance, all shares of such capital stock.

4. Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company (each, a “Reorganization”), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the exercisable but unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant.  Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision or and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock, including a distribution of shares of any subsidiary of the Company (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5. Notice of Certain Events.

(a) Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the holder of this Warrant at such holder’s last known address.

(b) In the event of:
(i) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution, or other right, or
(ii) a Reorganization;

then and in each such event the Company will mail to the Holder hereof a notice (i) specifying, if known, the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating, if known, the amount and character of such dividend, distribution or right, (ii) or specifying the anticipated date on which any Reorganization is to close, and, if known, the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such Reorganization.  The Company shall give such notice to the Holder at least twenty business days prior to the record date or closing date specified therein, as the case may be.

6. Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock  on the date of exercise.

7. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a) Representations of Holder.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(i) The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act.

(ii) The holder understands that this Warrant has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

(iii) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

(iv) The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b) Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than 15 days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer or grant of a security interest in this Warrant (or the Shares obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

8. Rights as Stockholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.  Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders: provided, that the filing by the Company of any such materials on the EDGAR system of the SEC shall be deemed to satisfy the Company’s obligation to deliver such material to the holder of this Warrant.

9. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

(c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s certificate of incorporation or bylaws (collectively, the “Charter Documents”), do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state, local or foreign government authority or agency or other person, except for the filing of notices pursuant to federal or state securities laws, which filings will be effected by the time required thereby;

(d) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

10.  Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by reputable overnight courier service, certified or registered mail, postage prepaid with return receipt requested, to the initial holder at the address set forth below, to any subsequent holder at its address as shown on the books of the Company or to the Company at the address set forth below.

If to the initial holder:

Carolina Footwear Group, LLC

34 West 33rd Street.

New York, NY 10001

Attention: Max M. Mizrachi

If to the Company:

Cherokee Inc.

5990 Sepulveda Blvd., Suite 600

Sherman Oaks, CA 91411

Each of the foregoing parties shall be entitled to specify a different address by giving five days’ advance written notice as aforesaid to the other parties.  All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

12. Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

13. Lost Warrants or Stock Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

16. Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

17. Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

18. No Impairment of Rights.  The Company will not, by amendment of its Charter Documents or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

19. Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

20. Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

21. Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

CHEROKEE INC

/s/ Howard Siegel
By:	Howard Siegel
Title:	President

EXHIBIT A-1

NOTICE OF EXERCISE

To:  Cherokee Inc. (the “Company”)

1.The undersigned hereby elects to purchase                shares of Common Stock of the Company pursuant to the terms of the attached Warrant.

2.The undersigned elects to exercise the attached Warrant by means of [a cash payment and tenders herewith payment of the purchase price of such shares in full][ a cashless exercise pursuant to Section 2(b) of the attached Warrant]. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.  The undersigned represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

3.Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

Name of Holder

Signature of Authorized Signatory

Name and Title of Signatory

Date: